UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RESOURCE CAPITAL CORP.

(Name of Registrant as Specified In Its Charter)

N/A

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RESOURCE CAPITAL CORP.

712 Fifth Avenue      New York, NY 10019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, July 25, 2006

To the Stockholders of RESOURCE CAPITAL CORP.:

Notice is hereby given that the annual meeting of stockholders of RESOURCE CAPITAL CORP., a Maryland corporation (the “Company”), will be held at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, 3rd Floor – Liberty 5 Room, New York, New York, on Tuesday, July 25, 2006, at 8:30 a.m. (the “Meeting”), for the following purposes:

1.	To elect six directors to serve until the next annual meeting of stockholders in 2007; and

2.	To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

Only stockholders of record on the books of the Company at the close of business on June 19, 2006, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days prior to the Meeting at the offices of the Company, at 712 Fifth Avenue, New York, New York 10019. The stock transfer books will not be closed.

STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE. ONLY PERSONS WHO ARE STOCKHOLDERS AS OF JUNE 19, 2006 OR THEIR DULY AUTHORIZED REPRESENTATIVES OR PROXIES ARE INVITED TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND YOU NEED TO BRING A FORM OF PERSONAL IDENTIFICATION WITH YOU. IF YOUR STOCK IS HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE, YOU ALSO NEED TO BRING AN ACCOUNT STATEMENT INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, OR A LETTER FROM THE RECORD HOLDER INDICATING THAT YOU BENEFICIALLY OWN THE SHARES AS OF THE RECORD DATE, AND IF YOU WISH TO VOTE AT THE MEETING YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

By order of the Board of Directors,

Michael S. Yecies, Secretary
June 22, 2006

RESOURCE CAPITAL CORP.

712 Fifth Avenue      New York, NY 10019

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL

Introduction

The annual meeting of stockholders of Resource Capital Corp. will be held on July 25, 2006, at 8:30 a.m. (the “Meeting”) at the Sheraton New York Hotel and Towers, 811 Seventh Avenue, 3rd Floor – Liberty 5 Room, New York, New York for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on June 19, 2006, will be entitled to notice of and to vote at the Meeting.

This statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies from holders of shares of our common stock, par value $.001 per share (“Common Shares”), to be used at the Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and returned to us, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

This proxy statement and the accompanying form of proxy are being sent on or about June 22, 2006, to stockholders of record as of June 19, 2006.

Revocation of Proxy

If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its use by giving written notice of revocation to the Secretary at our New York address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

We will bear the cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of proxy. Proxies may be solicited by our directors, officers and employees either personally, by letter, or by telephone. No director, officer, or employee who solicits proxies will be specially compensated for soliciting such proxies. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

VOTING AT THE MEETING

Only stockholders of record at the close of business on June 19, 2006, will be entitled to vote at the Meeting. As of June 19, 2006, 17,815,182 Common Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the Meeting. Stockholders do not have cumulative voting rights.

The presence in person or by proxy of holders of Common Shares representing not less than a majority of all of the votes entitled to be cast at the meeting will constitute a quorum. The affirmative vote of a plurality of all votes cast at the Meeting, in person or by proxy, will be necessary for the election of directors. Approval of all other business properly brought before the Meeting will require a favorable vote of a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy.

Abstentions may be specified on the adoption of any other properly presented business and will be considered present for purposes of determining the presence of a quorum. Broker non-votes, with respect to shares present at the Meeting, in person or by proxy, will have no effect on any such matter. Any proxy not specifying to the contrary will be voted FOR the election of the specified directors.

Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers generally have the discretion to vote those shares with respect to certain matters, including the election of directors, if they have not received instructions from the beneficial owners. A failure by brokers to vote shares held by them in nominee name will mean that such shares will not be counted for the purposes of establishing a quorum and will not be voted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage of shares of our common stock beneficially owned as of June 19, 2006 by each of our directors and executive officers, all of our directors and executive officers as a group and other persons who beneficially own 5% or more of our outstanding common stock. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares issuable pursuant to options are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options but are not deemed to be outstanding for purposes of computing the percentage of any other person.

Name and address	Common Shares Owned(1)	Percentage
Executive officers and directors:(2)
Edward E. Cohen(3)	238,333	1.33%
Jonathan Z. Cohen(3)	245,000	1.37%
Walter T. Beach(4)(5)	272,589	1.53%
William B. Hart(5)	12,056	*
Murray S. Levin(5)	6,056	*
P. Sherrill Neff(5)	2,056	*
Steven J. Kessler(3)	12,500	*
Jeffrey D. Blomstrom(3)	12,666	*
Thomas C. Elliott(3)	21,500	*
David E. Bloom(3)	11,666	*

All executive officers and directors as a group (10 persons)	834,422	4.62%

Owners of 5% or more of outstanding shares:(6)
Resource America, Inc.(7)	2,123,881	11.92%
Elliott & Associates(8)	1,334,000	7.49%
Omega Advisors, Inc.(9)	2,321,367	13.03%
Rockbay Capital Management, LP(10)	1,000,000	5.61%

*	Less than 1%

(1)	Includes: (a) Common Shares, (b) Common Shares receivable upon exercise of options held by Resource America, Inc. though its indirect wholly-owned subsidiary, Resource Capital Manager, Inc., which are vested or will vest within 60 days of June 19, 2006 and (c) shares of restricted stock held by such person, whether vested or unvested, as all such restricted shares have the right to vote on all matters. Does not include 1,568,244 shares of common stock issuable upon exercise of the warrants issued on January 13, 2006 as a dividend to our stockholders of record on January 4, 2006. These warrants are not exercisable until January 13, 2007.

(2)	The address for all of our executive officers and directors is c/o Resource Capital Corp., 712 Fifth Avenue, 10th Floor, New York, New York 10019.

(3)	Includes shares of restricted stock originally issued to Resource Capital Manager in connection with our March 2005 private offering, and transferred by it, without consideration to certain of its officers and directors, as follows: E. Cohen — 70,000; J. Cohen — 133,333; S. Kessler — 7,500; J. Blomstrom — 11,666; T. Elliott — 20,000; and D. Bloom — 6,666. Each such person has the right to receive distributions on and vote, but not to transfer, such shares. One-third of the grant amount vests in the recipient each year, commencing March 8, 2006, except that the vesting period for 33,333 of the shares transferred to J. Cohen, 1,666 shares transferred to J. Blomstrom and 1,666 shares transferred to D. Bloom commences January 3, 2007.

(4)	Includes 270,533 shares purchased by Beach Investment Counsel, Inc., an investment management firm for which Mr. Beach acts as managing director and possesses investment and/or voting power. The address for Beach Investment Counsel, Inc. is Three Radnor Corporate Center, Suite 410, Radnor, Pennsylvania 19087.

(5)	Includes 1,056 restricted shares issued to each non-employee director on March 8, 2006 in connection with their service as a director. Each non-employee director has the right to receive distributions on and vote, but not to transfer, such shares. All such shares vest in the recipient on March 8, 2007.

(6)	The addresses for our 5% or more holders are as follows: Resource America: 1845 Walnut Street, Suite 1000, Philadelphia, PA 19103; Elliott & Associates: 712 Fifth Avenue, 36th Floor, New York, New York 10019; Omega Advisors, Inc.: 88 Pine Street, Wall Street Plaza, 31st Floor, New York, New York 10005; and Rockbay Capital Management, LP: 600 Fifth Avenue, 24th Floor, New York, New York 10020.

(7)	Includes: (a) 1,800,000 common shares held by Resource Capital Investor, Inc., a direct wholly-owned subsidiary of Resource America, (b) 107,824 common shares held by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of Resource America, (c) 921 restricted shares issued to Resource Capital Manager, all of which may be voted, and (d) 217,222 common shares underlying options granted to Resource Capital Manager which are vested and may be exercised at any time.

(8)	This information is based on Schedule 13G filed with the SEC on March 6, 2006. These shares are beneficially owned by The Liverpool Limited Partnership. Paul Singer has voting and/or investment power over these shares.

(9)	This information is based on a Form 4 filed with the SEC on June 14, 2006. Leon G. Cooperman has voting and/or investment power over these shares.

(10)	This information is based on Schedule 13G filed with the SEC on May 2, 2006. Atul Khanna and Jonathan Baron share voting and/or investment power over these shares.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors

Our Board has nominated the current directors, Messrs. Beach, E. Cohen, J. Cohen, Hart, Levin and Neff, to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The stockholders have the right to annually elect all six director nominees to our Board.

The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. Messrs. Beach, E. Cohen, J. Cohen, Hart, Levin and Neff. The Nominating and Governance Committee knows of no reason why any nominee would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for director as the Nominating and Governance Committee of the Board of Directors may recommend in the place of such nominee.

Information is set forth below regarding the principal occupation of each Board nominee. There are no family relationships among the nominees except that Jonathan Z. Cohen, our President and Chief Executive Officer and a director, is a son of Edward E. Cohen, our Chairman of the Board of Directors.

Names of Directors, Principal Occupation and Other Information

Edward E. Cohen, 67, has been our Chairman since March 2005. Mr. Cohen is Chairman of Resource America, a position he has held since 1990. He was Resource America’s Chief Executive Officer from 1988 until his retirement in 2004 and its President from 2000 to 2003. He is Chairman, Chief Executive Officer and President of Atlas America, Inc., a publicly traded (NASDAQ: ATLS) energy company, a position he has held since 2000, and Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC, a wholly-owned subsidiary of Atlas America that is the general partner of Atlas Pipeline Partners, L.P., a publicly traded (NYSE: APL) natural gas pipeline company. He is also a director of TRM Corporation, a publicly traded (NASDAQ: TRMM) consumer services company, and Chairman of Brandywine Construction & Management, Inc., a privately-held real estate management company. From 1981 to 1999 he was Chairman of the Executive Committee of JeffBanks, Inc., a bank holding company acquired by Hudson United Bancorporation in 1999. From 1969 to 1989 he was Chairman of the Executive Committee of State National Bank of Maryland (now a part of Wachovia Bank).

Jonathan Z. Cohen, 35, has been our Chief Executive Officer and President and a director since March 2005. Mr. Cohen has been President since 2003, Chief Executive Officer since 2004 and a Director since 2002 of Resource America. He was Executive Vice President of Resource America from 2001 to 2003, and a Senior Vice President from 1999 to 2001. He has been Vice Chairman of the Managing Board of Atlas Pipeline Partners GP since its formation in 1999 and Vice Chairman of Atlas America since 2000. He has been the Vice Chairman of RAIT Investment Trust, a publicly traded (NYSE: RAS) REIT, since 2003, and Secretary, trustee and member of RAIT’s investment committee since its formation in 1997. Since 2003 he has been the general partner of Castine Partners, L.P., a financial services hedge fund.

Walter T. Beach, 39, has been a director since March 2005. Mr. Beach has been Managing Director of Beach Investment Counsel, Inc., an investment management firm, since 1997. From 1993 to 1997, Mr. Beach was a Senior Analyst and Director of Research at Widmann, Siff and Co., Inc., an investment management firm where, beginning in 1994, he was responsible for the firm’s investment decisions for its principal equity product. Before that he was an associate and financial analyst at Essex Financial Group, a consulting and merchant banking firm, and an analyst at Industry Analysis Group, an industry and economic consulting firm. Mr. Beach has served as a director of The Bancorp, Inc., a Delaware bank holding company, and its subsidiary bank, The Bancorp Bank, since 1999.

William B. Hart, 62, has been a director since March 2005. Mr. Hart was Chairman of the Board of Trustees of the National Trust for Historic Preservation from 1999 to 2004. He was also a director of Anthem, Inc. (now Wellpoint, Inc.), a publicly-held health insurance company, from 2000 to 2004. Mr. Hart was Director of SIS Bancorp (now Banknorth Massachusetts, a division of Banknorth, N.A.) from 1995 to 2000. From 1988 to 1999, Mr. Hart served in various positions with Blue Cross/Blue Shield of New Hampshire, ending as Chairman of the Audit Committee and Chairman of the Board of Directors from 1996 to 1999. He also served as President of the Foundation for the National Capital Region, Washington, DC, from 1993 to 1996 and President of The Dunfey Group, a private investment firm, from

1986 to 1998. From 1986 to 1994 he was also director of First NH Banks where he was Chairman of the Audit Committee from 1992 to 1994.

Murray S. Levin, 63, has been a director since March 2005. Mr. Levin is a senior litigation partner at Pepper Hamilton LLP, a law firm with which he has been associated since 1970. Mr. Levin served as the first American president of the Association Internationale des Jeunes Avocats (Young Lawyers International Association), headquartered in western Europe. He is a past president of the American Chapter and a member of the board of directors of the Union Internationale des Avocats (International Association of Lawyers), a Paris-based organization that is the world’s oldest international lawyers association. Mr. Levin was a member of the managing board of Atlas Pipeline Partners GP from 2001 to March 2005.

P. Sherrill Neff, 54, has been a director since March 2005. Mr. Neff is a founder of Quaker BioVentures, Inc., a life sciences venture fund, and has been Managing Partner since 2002. He was a director of Resource America from 1998 to March 2005. From 1994 to 2002 he was President and Chief Financial Officer, and from 1994 to 2003, a director of Neose Technologies, Inc., a publicly-traded life sciences company. Mr. Neff was also a director of The Bancorp, Inc. from its formation in 1999 until 2002.

CORPORATE GOVERNANCE

Information Concerning the Board of Directors and Certain Committees

Our Common Shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “RSO” and we are subject to the NYSE’s listing standards. The Board of Directors has determined that each of Messrs. Beach, Hart, Levin and Neff satisfy the requirement for independence set out in the NYSE rules. In making these determinations, the Board reviewed information from each of these directors concerning all of their respective relationships with us and our affiliates and analyzed the materiality of those relationships.

The Board of Directors held a total of ten meetings during fiscal 2005, of which six were telephonic meetings. During fiscal 2005, all directors attended at least 75% of the Board of Directors meetings. We do not have a formal policy regarding board member attendance at our annual meeting of stockholders. We anticipate that all of our board members will attend the Meeting.

The Board of Directors has three committees: the Audit Committee; the Compensation Committee and the Nominating and Governance Committee. While these committees were established in connection with our private offering in March 2005, they were not activated until our initial public offering in February 2006. Accordingly, no committee meetings were held in fiscal 2005. All of the members of each committee are “independent” directors as that term is defined in the NYSE’s listing standards.

Stockholders may communicate with the Board of Directors, or any director or committee chairperson, by writing to such parties in care of Michael S. Yecies, Chief Legal Officer and Secretary, Resource Capital Corp., 1845 Walnut Street, Suite 1000, Philadelphia, PA 19103. Communications addressed to the Board generally will be forwarded either to the appropriate committee chairperson or to all directors. Communications may be submitted confidentially and anonymously. Under certain circumstances, we may be required by law to disclose the information or identity of the person submitting the communication. There were no material actions taken by the Board as a result of communications received during fiscal 2005 from stockholders. Certain concerns communicated to the Board also may be referred to our internal auditor or our Chief Legal Officer. The Chairman of the Board, or the Chairman of the Audit Committee may direct that concerns be presented to the Audit Committee, or to the full board, or that they otherwise receive special treatment, including retention of external counsel or other advisors.

We have adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees intended to satisfy the NYSE listing standards and the definition of “code of ethics” set forth in Item 406 of Regulation S-K. We have also adopted Corporate Governance Guidelines and charters for the Audit, Compensation and Nominating and Governance Committees intended to satisfy NYSE listing standards. A copy of the Audit Committee charter is attached hereto as Appendix A. Our Code of Business Conduct and Ethics, Corporate Governance Guidelines and the committee charters are available on our website at www.resourcecapitalcorp.com and are also available in print to any person without charge, upon request. Any such request should be directed to us as follows: Resource Capital Corp., 1845 Walnut Street, Suite 1000, Philadelphia, PA 19103, Attention: Secretary.

As set forth in our Corporate Governance Guidelines and in accordance with NYSE listing standards, the non-management directors meet in executive sessions quarterly without management. The director who presides at these meetings is rotated each meeting. Interested parties wishing to communicate directly with the non-management directors may contact the chairman of the Audit Committee, P. Sherrill Neff, at Quaker BioVentures, Cira Centre, 2929 Arch Street, Philadelphia, Pennsylvania 19104.

Audit Committee

The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, is responsible for the engagement of independent accountants, and reviews the adequacy of our internal controls. Our Board of Directors has determined that Messrs. Beach and Neff are audit committee financial experts as defined by Securities and Exchange Commission (“SEC”) rules. Members of the Audit Committee are Messrs. Neff (Chairman), Beach and Hart.

Report of the Audit Committee

In connection with the preparation and filing of our Annual Report on Form 10-K for the period from March 8, 2005 to December 31, 2005 (the “Annual Report”):

•	the Audit Committee reviewed and discussed the audited financial statements to be included in the Annual Report with our management;

•	the Audit Committee discussed with our independent auditors, Grant Thornton LLP (“Grant Thornton”), those matters which are required to be discussed by Statement of Accounting Standards 61; and

•	the Audit Committee received the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton’s Independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report.

P. Sherrill Neff, Chairman

Walter T. Beach

William B. Hart

Nominating and Governance Committee

The Nominating and Governance Committee is appointed by the Board of Directors to:

•	assist us and the Board in maintaining an effective and knowledgeable Board, including assisting the Board by identifying individuals qualified to become directors and recommending to the Board the director nominees for the next annual meeting of stockholders and the directors to be appointed to the Audit, Compensation and Nominating and Governance Committees; and

•	develop and recommend for the Board’s consideration governance guidelines for us.

The Nominating and Governance Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third party search firms and other sources. In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Governance Committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals.”

The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to insure that the membership of the Board and each committee satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of our governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills which are all related to our business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular director nominee is dependent on the qualifications, qualities and skills of the rest of the directors at the time of any vacancy on the Board of Directors.

The members of the Nominating and Governance Committee are Messrs. Levin (Chairman), Beach and Hart.

Compensation Committee

The principal functions of the Compensation Committee are to:

•	review the compensation payable to our directors;

•	review the compensation and fees payable to the Manager under our management agreement; and administer the issuance of any stock issued to our employees or the employees of Resource Capital Manager, Inc., our external manager (the “Manager”) or Resource America, Inc. (“Resource America”) who perform services for us.

Under our management agreement with the Manager and Resource America, the Manager assumes principal responsibility for managing our affairs and providing the personnel that we need to conduct our operations. The Manager and Resource America are responsible for paying the compensation of all such personnel and, consequently, such personnel do not receive separate compensation from us.

The members of the Compensation Committee are Messrs. Beach (Chairman), Levin and Neff.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of ours or any of our subsidiaries or affiliates during fiscal 2005 or was formerly an officer of ours or any of our subsidiaries or affiliates. None of our executive officers has been a director or executive officer of any entity of which any member of the Compensation Committee has been a director or executive officer during the year ended December 31, 2005, except that Mr. Neff formerly served on the Board of Directors of Resource America, and Mr. Levin formerly served on the Managing Board of Atlas Pipeline Partners GP, LLC. Mr. E. Cohen is the Chairman of the Board and Mr. J. Cohen is the Chief Executive Officer and President and a director of Resource America. Mr. E. Cohen is the Chairman of the Managing Board and Chief Executive Officer and Mr. J. Cohen is a Managing Board member of Atlas Pipeline Partners GP, LLC.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

Any member of our Board of Directors who is also an employee of the Manager or Resource America does not receive additional compensation for serving on our Board of Directors. Each other director receives an annual retainer of $35,000 for service on our Board. In addition, we grant each non-employee director an annual stock award under our 2005 Stock Incentive Plan equal to $15,000 divided by the fair market value of our common stock on the date of grant. The stock awards vest one year after the date of grant. We also reimburse our directors for their travel expenses incurred in connection with their attendance at board and committee meetings.

Executive Officer Compensation

Because our management agreement provides that our Manager assumes principal responsibility for managing our affairs, our executive officers, who are employees of Resource America, do not receive cash compensation from us for serving as our executive officers. However, in their capacities as officers or employees of our Manager, or its affiliates, they devote a portion of their time to our affairs as is required for the performance of the duties of our Manager under the management agreement.

We may from time to time, at the discretion of the Resource America Compensation Committee, grant shares of our common stock or options to purchase shares of our common stock to our officers pursuant to our 2005 Stock Incentive Plan. The following table sets forth certain information concerning the compensation paid or accrued since our inception in fiscal 2005 for our Chief Executive Officer and each of our four other most highly compensated executive officers whose aggregate salary and bonus (including amounts of salary and bonus foregone to receive non-cash compensation) exceeded $100,000:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Annual Compensation			Long Term Compensation Awards		All Other Compensation
		Salary	Bonus	Other	Restricted Stock Awards(1)	Securities Underlying Options
Edward E. Cohen Chairman of the Board	2005	—	—	—	70,000	—	—
Jonathan Z. Cohen Chief Executive Officer, President and Director	2005	—	—	—	100,000	—	—
Thomas C. Elliott Chief Financial Officer, Chief Accounting Officer and Treasurer	2005	—	—	—	20,000	—	—
Jeffrey D. Blomstrom Senior Vice President – CDO Structuring	2005	—	—	—	10,000	—	—
Steven J. Kessler Senior Vice President – Finance	2005	—	—	—	7,500	—	—

(1)	The shares vest one-third per year commencing on March 8, 2006. The number of restricted shares held and the value of those restricted shares (in the aggregate, and valued at the date of grant) are: Mr. E. Cohen – 70,000 shares ($1,050,000); Mr. J. Cohen – 100,000 shares ($1,500,000); Mr. Elliott – 20,000 shares ($300,000); Mr. Blomstrom – 10,000 shares ($150,000); and Mr. Kessler – 7,500 shares ($112,500). Cash dividends, as and when authorized by our Board of Directors, have been and will continue to be paid on the restricted shares.

Option/SAR Grants and Exercises in Last Fiscal Year and Fiscal Year-End Option Values

We did not grant any stock options or stock appreciation rights to any of our named executive officers in fiscal 2005. No stock options or stock appreciation rights were exercised or held by any of our named executive officers in fiscal 2005.

Employment Agreements

We do not have any employees, nor do we have any employment agreements with any of our named executive officers.

Equity Compensation Plan Information

The following table summarizes certain information about our 2005 Stock Incentive Plan as of December 31, 2005:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders:
Options	651,666	$15.00
Restricted shares	349,000	n/a
Total	1,000,666		532,667

NON-DIRECTOR EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

The Board of Directors appoints officers each year at its annual meeting following the annual stockholders meeting and from time to time as necessary. The following sets forth information concerning our non-director executive officers:

Thomas C. Elliott, 33, has been our Chief Financial Officer, Chief Accounting Officer and Treasurer since September 2005.1 He was Senior Vice President — Assets and Liabilities Management from June 2005 until September 2005 and, before that, served as Vice President — Finance from March 2005. Mr. Elliott has been Senior Vice President since 2005 and was Vice President — Finance from 2001 to 2005 at Resource America. He has also been Chief Financial Officer of Resource Financial Fund Management, or RFFM, since 2004. From 1997 to 2001 Mr. Elliott was a Vice President at Fidelity Leasing, Inc. where he managed all capital market functions, including the negotiation of all securitizations and credit and banking facilities in the U.S. and Canada. Mr. Elliott also oversaw the financial controls and budgeting departments.

Jeffrey D. Blomstrom, 37, has been our Senior Vice President — CDO structuring since March 2005. Mr. Blomstrom has been President and Managing Director of RFFM since 2003. Mr. Blomstrom also currently serves as the head of collateral origination and as a member of the credit committee for Trapeza Capital Management. From 2001 to 2003 Mr. Blomstrom was a Managing Director at Cohen Brothers and Company, a Philadelphia-based investment bank specializing in the financial services sector. From 2000 to 2001 he was Senior Vice President of iATMglobal.net, Inc., an ATM software development company. Mr. Blomstrom was, from 1999 to 2000, an associate at Covington & Burling, a law firm, where he focused on mergers and acquisitions and corporate governance.

Steven J. Kessler, 63, has been our Senior Vice President – Finance since September 2005 and, before that, served as our Chief Financial Officer, Chief Accounting Officer and Treasurer from March 2005. Mr. Kessler has been Executive Vice President since 2005 and Chief Financial Officer since 1997 and was Senior Vice President from 1997 to 2005 of Resource America. He was Vice President — Finance and Acquisitions at Kravco Company, a national shopping center developer and operator, from 1994 to 1997. He has been a Trustee of GMH Communities Trust, a publicly traded specialty housing REIT, since 2004. From 1983 to 1993 he was employed by Strouse Greenberg & Co., a regional full service real estate company, ending as Chief Financial Officer and Chief Operating Officer. Before that, he was a partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants.

1.	Effective June 28, 2006, Mr. Elliott will resign from these offices, and David J. Bryant will become our Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer.

David E. Bloom, 41, has been our Senior Vice President — Real Estate Investments since March 2005. Mr. Bloom has been Senior Vice President of Resource America since 2001. He has also been President of Resource Real Estate since 2004 and President of Resource Capital Partners since 2002. From 2001 to 2002 he was President of Resource Properties. Before that he was Senior Vice President at Colony Capital, LLC, an international real estate opportunity fund, from 1999 to 2001. From 1998 to 1999 he was Director at Sonnenblick-Goldman Company, a real estate investment bank. From 1995 to 1998 he was an attorney at the law firm of Willkie Farr & Gallagher, LLP.

The following sets forth information regarding other significant employees of our company:

Christopher D. Allen, 36, has been our Senior Vice President — Commercial Lending since March 2005. Mr. Allen has been a Managing Director of RFFM since 2003. At RFFM, Mr. Allen is in charge of identifying, implementing and overseeing new CDO products. He is a member of the investment committee of Ischus Capital Management, LLC, or Ischus, an affiliate of Resource America that finances, structures and invests in residential mortgage-backed securities, or RMBS, commercial mortgage-backed securities, or CMBS, and other asset-backed securities, and is also a member of the investment committee of Apidos Capital Management, LLC, or Apidos, an affiliate of Resource America that finances and manages syndicated bank loans, where he serves as the Chief Operating Officer and Director of Product Management. Before joining RFFM, from 2002 to 2003 he was a Vice President at Trenwith Securities, the investment banking arm of BDO Seidman, LLP, where he was in charge of corporate finance, mergers and acquisitions and restructuring transactions. From 1994 to 1997 he was an Associate with Citicorp Venture Capital working on leveraged buyout and recapitalization transactions.

Gretchen L. Bergstresser, 43, has been our Senior Vice President — Syndicated Loans since March 2005. Ms. Bergstresser has been the President and Senior Portfolio Manager of Apidos since 2005. Before joining Apidos, from 2003 to 2005 she was the Managing Director and Portfolio Manager of MJX Asset Management, an asset management firm managing over $1.5 billion of leveraged loans. From 1996 to 2003 Ms. Bergstresser was CDO Portfolio Manager and Head Par Loan Trader at Eaton Vance Management, an investment management company. From 1995 to 1996 she was a Vice President in the Diversified Finance Division of Bank of Boston. From 1991 to 1995 she was a Vice President at ING (U.S.), Capital Markets, an investment banking firm.

John R. Boyt, 32, has been our Vice President — Director of Loan Originations since January 2006. He has also been Senior Vice President of Resource Real Estate, Inc., a wholly-owned subsidiary of Resource America, since 2005. From 2004 to 2005 he was a principal of Structured Property Advisors, LLC, a CMBS investment advisory firm. From 1998 to 2004 he was an Associate Director of Bear, Stearns & Co. Inc., where he was a senior member of the commercial mortgage group involved in loan origination, underwriting, and CMBS sales. Before that, from 1997 to 1998, Mr. Boyt worked for Bankers Trust Company within their mortgage-backed securities services unit, focusing on mortgage-backed securities and whole loan sales.

Crit DeMent, 53, has been our Senior Vice President — Equipment Leasing since March 2005. Mr. DeMent has been Chairman and Chief Executive Officer of LEAF Financial Corporation, a majority-owned equipment finance subsidiary of Resource America, since 2001. Mr. DeMent was Chairman and Chief Executive Officer of its subsidiary, LEAF Asset Management, Inc., from 2002 until 2004. From 2000 to 2001 he was President of the Small Ticket Group, an equipment leasing division of European American Bank. Before that, he was President and Chief Operating Officer of Fidelity Leasing, Inc. and its successor, the Technology Finance Group of CitiCapital Vendor Finance from 1996 to 2000. From 1987 to 1996 he was Vice President of Marketing for Tokai Financial Services, an equipment leasing firm.

Alan F. Feldman, 42, has been our Senior Vice President — Real Estate Investments since March 2005. Mr. Feldman has been Senior Vice President of Resource America and President of Resource Properties since 2002. He has also been Chief Executive Officer of Resource Real Estate since 2004. From 1998 to 2002, Mr. Feldman was Vice President at Lazard Freres & Co., an investment banking firm, specializing in real estate mergers and acquisitions, asset and portfolio sales and recapitalization. From 1992 through 1998, Mr. Feldman was Executive Vice President of PREIT-RUBIN, Inc. the management subsidiary of Pennsylvania Real Estate Investment Trust, a publicly-traded REIT, and its predecessor, The Rubin Organization. Before that, from 1990 to 1992 he was a Director at Strouse, Greenberg & Co., a regional full service real estate company.

Kevin M. Finkel, 34, has been our Vice President — Real Estate Investments since January 2006. He has also been employed by Resource Capital Partners, Inc. since 2002, and has been its Vice President and Director of Acquisitions since 2003. Mr. Finkel has also been with Resource Real Estate since 2004, and is currently its Senior Vice President and Director of Acquisitions. In 2000, Mr. Finkel was an Associate at Lehman Brothers, a global investment banking firm. From 1998 to 1999, Mr. Finkel was an Associate at Barclays Capital, the investment banking division of Barclays Bank PLC. From 1994 to 1998, Mr. Finkel was an investment banker at Deutsche Bank Securities, the investment banking division of Deutsche Bank AG.

Andrew P. Shook, 37, has been our Senior Vice President — RMBS and CMBS since March 2005. Mr. Shook has been the President, Chief Investment Officer and Senior Portfolio Manager of Ischus since 2004. In 2001 Mr. Shook founded and ran HSBC Bank USA’s structured finance credit arbitrage book until 2004. Before that, Mr. Shook worked domestically and in London for Bank of America from 1996 to 2001. From 1994 to 1996 he was a Senior Securities Analyst at Hyperion Capital Management, a commercial and residential mortgage related fixed income investment advisor.

Victor Wang, 44, has been our Vice President — Director of Asset Management since January 2006. He has also been Vice President — Director of Asset Management of Resource Real Estate since 2002. From 2000 to 2002, Mr. Wang was Vice President, Financing and Dispositions at Sonnenblick-Goldman Company, a national real estate investment banking firm. From 1998 to 1999, Mr. Wang was a Senior Asset Manager at NorthStar Presidio Management Company, an asset management arm of Northstar Capital Investment Corp. Before that, from 1994 to 1998, Mr. Wang was an Asset Manager and Senior Analyst at Newkirk and Odin Management Companies, an asset management company specializing in the management of highly leveraged net lease and operating real estate.

Michael S. Yecies, 38, has been our Chief Legal Officer and Secretary since March 2005. Mr. Yecies has been Senior Vice President of Resource America since 2005 and Chief Legal Officer and Secretary since 1998. From 1994 to 1998 he was an attorney at the law firm of Duane Morris LLP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into a management agreement under which the Manager receives substantial fees. From March 8, 2005, the date we commenced operations, to December 31, 2005, the Manager had earned base management fees and incentive management fees of approximately $2.7 million and $344,000, respectively. The Manager is an indirect wholly-owned subsidiary of Resource America. Edward E. Cohen, the Chairman of Resource America and the Manager, and Jonathan Z. Cohen, the Chief Executive Officer and President of Resource America and the Manager, in the aggregate beneficially owned approximately 22% of Resource America’s common stock as of March 1, 2006. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

Employees of Resource America act as our officers and employees. Two of our directors, Edward E. Cohen and Jonathan Z. Cohen, are also directors of Resource America, and our chief executive officer, Jonathan Cohen, is also the chief executive officer of Resource America. We reimburse the Manager and Resource America for expenses, including compensation expenses for employees of Resource America who perform legal, accounting, due diligence and other services that outside professionals or consultants would otherwise perform. From March 8, 2005, the date we commenced operations, to December 31, 2005, the Manager had incurred and been reimbursed for $797,000 of expenses.

Resource America, entities affiliated with it and our officers and directors collectively own 3,433,418 shares of common stock, representing approximately 17.1% of our common stock on a fully-diluted basis, including 1,000,000 shares purchased in our March 2005 private offering, 900,000 shares purchased in our February 2006 initial public offering, 278,000 shares purchased by our officers and directors in our March 2005 private offering, 70,000 shares purchased by our officers and directors in our February 2006 initial public offering, 345,000 shares of restricted stock, all but 921 of which were subsequently transferred to our officers, directors and employees of the Manager or Resource America, and options to purchase 651,666 shares of our common stock granted to the Manager upon completion of our March 2005 private offering, 8,224 shares of restricted stock granted to our directors, 7,824 shares of common stock issued to the Manager as incentive compensation and warrants to purchase 162,704 shares of our common stock received by Resource America, entities affiliated with it and our officers and directors in connection with our January 2006 special dividend.

PERFORMANCE GRAPH

There was no public market for the Common Shares in fiscal 2005. Common Shares issued to qualified institutional buyers in connection with our March 2005 private offering were eligible for trading in the PORTAL Market, a subsidiary of the NASDAQ Stock Market, Inc., which permits secondary sales of eligible unregistered securities to qualified institutional buyers. To our knowledge, there was only one trade of Common Shares on PORTAL in fiscal 2005, which was executed at a price of $15.00 per share.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. We did not become subject to the filing requirements of the Securities Exchange Act of 1934 until January 2006, just prior to our initial public offering, accordingly, no Section 16 filings were required during fiscal 2005.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the Meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

Except as hereinabove stated, all shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

STOCKHOLDER PROPOSALS

Holders of Common Shares who desire to include in our 2007 proxy statement proposals or nominations for the election of directors must submit such proposals or nominations to our Secretary no later than February 22, 2007. Such items must comply with the eligibility standards promulgated by the Securities and Exchange Commission.

Also, under our Bylaws, any stockholder who wishes to nominate candidates for election as directors or present a proposal at our 2007 annual meeting of stockholders must deliver written notice to our Secretary no later than February 22, 2007. The notice must contain all of the information required by our Bylaws, a copy of which is available upon request from the Secretary, as described below.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, was mailed to stockholders of record on or about April 24, 2006. Stockholders of record as of June 19, 2006, and beneficial owners of the Common Shares on that date, may obtain from us, without charge, a copy of this Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request in writing. Such requests should be directed to Michael S. Yecies, Chief Legal Officer and Secretary, Resource Capital Corp., 1845 Walnut Street, Suite 1000, Philadelphia, PA 19103.

By order of the Board of Directors,

Michael S. Yecies, Secretary June 22, 2006

APPENDIX A

AUDIT COMMITTEE CHARTER

MISSION STATEMENT

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight duties and in this capacity:

•	Is responsible for appointing the Company’s independent auditors and exercising oversight thereof;

•	Is delegated the authority to receive funds and engage advisors as needed;

•	Shall monitor the integrity and ensure the transparency of the Company’s financial reporting processes and systems of internal controls regarding finance, accounting and regulatory compliance;

•	Shall ensure the independence and monitor the performance of the Company’s independent auditors and internal auditing department;

•	Shall provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors; and

To effectively perform his or her role, each Committee member will obtain an understanding of the responsibilities of Audit Committee membership.

COMMITTEE COMPOSITION

The Audit Committee and its members shall meet all applicable requirements of the securities exchange on which the corporation is listed, or shall have received an exemption there from.

The Audit Committee will consist of at least three members of the Board of Directors, appointed by either the Board of Directors or the Nominating and Corporate Governance Committee of the Board.

Each committee member will be both independent and financially literate. At least one member shall be designated as the “financial expert,” as defined by applicable legislation and regulation. No committee member shall simultaneously serve on the audit committees of more than two other public companies.

MEETINGS

The committee will meet at least four times a year, with authority to convene additional meetings, as circumstances require. All committee members are expected to attend each meeting, in person or via tele- or video-conference. The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary. It will meet separately, periodically, with management, external auditors and internal auditors, as necessary. It will also meet periodically in executive session. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials.

ROLES AND RESPONSIBILITIES

The committee will carry out the following responsibilities:

Financial Statements

1.	Review significant accounting and reporting issues and understand their impact on the financial statements. These issues include:

•	Complex or unusual transactions and highly judgmental areas

•	Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles

•	The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company

2.	Review analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

3.	Review with management and the external auditors the results of the audit, including any difficulties encountered. This review will include any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

4.	Discuss the annual audited financial statements and quarterly financial statements with management and the external auditors prior to filing or distribution. The review should include discussions with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

5.	Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies, if any, in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

6.	Review earnings press releases (particularly use of “pro-forma,” or “adjusted” non-GAAP information), as well as financial information and earnings guidance, if any, provided to analysts and rating agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The Audit Committee Chairman and the independent auditors should each indicate their approval to management prior to the issuance of earnings press releases. The Audit Committee Chairman and the external auditors will confer, as necessary, prior to providing such approval.

Internal Control

1.	Consider the effectiveness of the Company’s internal control system, including information technology security and control and compliance with the reporting requirements of The Sarbanes-Oxley Act.

2.	Understand the scope of internal and external auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

3.	In consultation with management and independent accountants, verify that the CEO and CFO have certified that they disclosed to the independent auditors and to the Audit Committee all significant deficiencies, if any, in the design or operation of internal controls that could affect the Company’s ability to record, process, summarize and report financial data, any material weaknesses in the internal controls, and fraud – whether or not material – that involved management or other employees who have a significant role in the Company’s internal control.

4.	Analyze any internal control deficiencies, management or employee fraud identified by the CEO/CFO certification process or by the Disclosure Committee.

Internal Audit

1.	Review the effectiveness of the internal audit function, including the audit risk assessment audit schedule and approach, recommendation follow-up matrix, staffing and organizational structure of the internal audit function.

2.	Ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement or dismissal of the internal auditors.

3.	On a periodic basis, as necessary, meet separately with internal audit to discuss any matters that the committee or internal audit believes should be discussed privately.

4.	Review with management and internal audit compliance with the Audit Committee charter.

External Audit

1.	Review the external auditors’ audit scope and approach, including coordination, if any, of audit effort with internal audit.

2.	Review the performance of the external auditors, and exercise final approval on the appointment or discharge of the auditors. In performing this review, the committee will:

•	Review a report, if any, describing any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

•	Take into account the opinions of management and internal audit.

•	Present its conclusions with respect to the external auditor to the Board.

3.	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself.

4.	Conform with all applicable laws and regulations regarding the hiring of any employees or former employees of the independent auditors.

5.	Review and discuss with the independent accountants, as may be required by law or regulation, (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant, and; (3) other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

6.	Review and pre-approve all audit and permitted non-audit services provided by the independent accountants. The Audit Committee has delegated to the Chairman of the Committee the authority to grant such pre-approvals. All pre-approvals granted by the Chairman of the committee shall be presented to and reviewed by the full Committee at its next regularly scheduled meeting.

7.	Resolve any financial reporting disagreements between the independent accountant and management.

Reporting Responsibilities

1.	Report to the Board of Directors, as necessary, about committee activities and issues that arise with respect to the quality or integrity of the Company’s financial statements, and Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, and the performance of the internal audit function.

2.	Prepare an annual Audit Committee report for inclusion in the Company’s Annual Proxy Statement, describing the committee’s composition, responsibilities and how they were discharged, and any other information required by rule, including approval of non-audit services.

Other Committee Responsibilities

1.	Review and assess the adequacy of the Audit Committee charter periodically, requesting Board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation. Ensure that the charter is included within the Company’s proxy statement once every three years.

2.	Institute and oversee special investigations as needed. The Audit Committee has the authority to engage independent counsel and other advisors, as they determine necessary to carry out their duties, and obtain appropriate funding, as determined by the Audit committee, for compensating such advisors as well as the accounting firm for its audit services.

3.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of all activities.

4.	Review the effectiveness of the system for monitoring compliance with laws and regulations (for example, IRS, SEC, NYSE) and the results of management’s investigation and follow-up of any instances of noncompliance.

5.	Establish procedures for: (1) The receipt, retention, and treatment of complaints received by the listed issuer regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters.

RESOURCE CAPITAL CORP.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS OF RESOURCE CAPITAL CORP.

The undersigned hereby constitutes and appoints Edward E. Cohen and Michael S. Yecies, or either of them, as and for his proxies, each with the power to appoint such proxy’s substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource Capital Corp. held of record by the undersigned on June 19, 2006, at the Annual Meeting of Stockholders of Resource Capital Corp. to be held Tuesday, July 25, 2006 and at any and all adjournments thereof as follows:

I plan to attend the meeting +-+ +-+

1. ELECTION OF DIRECTORS.

The nominees for election are Walter T. Beach, Edward E. Cohen, Jonathan Z. Cohen, William B. Hart, Murray S. Levin and P. Sherrill Neff.

FOR all nominees listed above (except as marked to the contrary at the right)	Withhold Authority to vote for all nominees listed above	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.
+-+ +-+	+-+ +-+

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

+-+	+-+	+-+
+-+ FOR	+-+ AGAINST	+-+ ABSTAIN

This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR all nominees listed. Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ______________ , 2006

Signature of stockholder

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.